UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                          BIOSOURCE INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                            77-0340829
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                              542 FLYNN ROAD 93012
                        CAMARILLO, CALIFORNIA (Zip Code)
                    (Address of Principal Executive Offices)


                           NON-STATUTORY STOCK OPTIONS
                            2000 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                             LEONARD M. HENDRICKSON
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                 542 FLYNN ROAD
                           CAMARILLO, CALIFORNIA 93012
                                 (805) 987-0086
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                          Copies of communications to:
                             SCOTT W. ALDERTON, ESQ.
                          EMERGING GROWTH LAW GROUP, PC
                             19687 LOS ALIMOS STREET
                          CHATSWORTH, CALIFORNIA 91311
                                 (818) 366-5533

                         CALCULATION OF REGISTRATION FEE



Title of each                          Proposed       Proposed
  class of                             maximum        maximum
 securities                            offering       aggregate       Amount of
   to be            Amount to be        price         offering      registration
 registered        registered (1)      per share       price             fee
--------------------------------------------------------------------------------

Common Stock,
 par value
$.001 per share    2,000,000 shares     $5.95 (2)    $11,900,000        $1,095
--------------------------------------------------------------------------------

Common Stock,
 par value
$.001 per share      280,000 shares     $5.19        $ 1,453,200          $134
--------------------------------------------------------------------------------

(1)  This  Registration  Statement  shall  also cover any  additional  shares of
     Registrant's Common Stock that become issuable under the BioSource International, Inc. 2000 Non-Qualified Stock Option Plan described herein (the "Plan"), or pursuant to the Option issued to the Chief Executive Officer described herein, by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock as reported by the Nasdaq National Market System on March 27, 2002.

                                     PART I*


                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1. PLAN INFORMATION.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a) The Registrant's Annual Report on Forms 10-K for the fiscal year ended December 31, 2001;

     (b) The Registrant's Current Report on Form 8-K, filed by the Registrant on February 20, 2002;

     (c) The description of the Common Stock contained in the Registrant's Registration Statement on Form SB-2, as amended, filed by the Registrant on May 30, 1996 pursuant to Section 12 of the Exchange Act.

     (d) All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     The securities to be offered are registered under Section 12 of the Exchange Act of 1934.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


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


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Article VIII of the Registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article V of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

     In addition, the Registrant has purchased insurance pursuant to which its directors and officers are insured against liability which they may incur in their capacity as such.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

 4.1    BioSource International, Inc. 2000 Non-Qualified Stock Option Plan. (1)

 4.2 Non-Statutory Stock Option Agreement, dated October 1, 2001, by and between registrant and Leonard M. Hendrickson.

 5.1    Opinion of the Emerging Growth Law Group, PC.

23.1    Consent of KPMG LLP, Independent Auditors.

23.2    Consent of the Emerging Growth Law Group, PC (included in Exhibit 5.1).

24.1    Power of Attorney (included on signature page).
------------

(1) Incorporated by reference to the Company's definitive proxy statement as filed with the Securities and Exchange Commission on May 16, 2000.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
               (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
               Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of this offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California on March 28, 2002.

                                      BIOSOURCE INTERNATIONAL INC.
                                      (Registrant)


                                      By:  /s/ Leonard M. Hendrickson
                                           -------------------------------------
                                           Leonard M. Hendrickson
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

     Each person whose signature  appears below constitutes and appoints Leonard
M. Hendrickson as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by the virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                       Title                         Date
--------------------------------------------------------------------------------


                                 President, Chief
/s/ Leonard M. Hendrickson       Executive Officer and            March 28, 2002
----------------------------     Director (Principal
  Leonard M. Hendrickson         Executive Officer)



    /s/ Charles C. Best          Chief Financial Officer          March 28, 2002
----------------------------     (Principal Financial and
     Charles C. Best             Accounting Officer)


                                                                  March 28, 2002
 /s/ Jean-Pierre L. Conte        Chair of the Board of
----------------------------     Directors
   Jean-Pierre L. Conte



    /s/ David J. Moffa           Director                         March 28, 2002
----------------------------
   David J. Moffa, Ph.D



 /s/ John R. Overturf, Jr.       Director                         March 28, 2002

----------------------------
  John R. Overturf, Jr.

   /s/ Robert D. Weist           Director                         March 28, 2002
----------------------------
     Robert D. Weist



   /s/ Robert Weltman            Director                         March 28, 2002
----------------------------
      Robert Weltman

                                  EXHIBIT INDEX


Exhibit No.                               Description
-----------       --------------------------------------------------------------


    4.1           BioSource International, Inc. 2000 Non-Qualified Stock Option
                  Plan. (1)

    4.2 Non-Statutory Stock Option Agreement, dated October 1, 2001, by and between registrant and Leonard M. Hendrickson.

    5.1           Opinion of the Emerging Growth Law Group, PC.

   23.1           Consent of KPMG LLP, Independent Auditors.

   23.2           Consent of the Emerging Growth Law Group, PC (included in
                  Exhibit 5.1).

   24.1           Power of Attorney (included on signature page).
------------

(1) Incorporated by reference to the Company's definitive proxy statement as filed with the Securities and Exchange Commission on May 16, 2000.